Sub-Item 77D: Policies with Respect to Security Investments

Effective on October 15, 2013, shareholders of the Goldman Sachs Money Market Fund approved a change to the Fund’s concentration policy.  See the response to Sub-Item 77C, above.  This change is reflected in the supplement to the Fund’s Prospectus, filed pursuant to Rule 497 under the
Securities Act of 1933 with the Securities and Exchange Commission on October 16, 2013 (Accession
 No. 0001193125-13-401163), which is incorporated herein by reference.